Exhibit 99.2

HARDEE’S PERIOD ELEVEN SAME-STORE SALES INCREASE 6.4 PERCENT, NOT 6.1 PERCENT, AS STATED IN THIRD QUARTER PRESS RELEASE ISSUED TODAY

CARPINTERIA, Calif. — December 10, 2003 — In a press release issued today by CKE Restaurants, Inc. (NYSE:CKR) announcing its third quarter results, Hardee’s period 11 same-store sales performance was misstated within the “Executive Commentary.” Hardee’s period 11 same-store sales, for the four-week period ended December 1, 2003, increased 6.4 percent, not 6.1 percent, as stated in the press release.

     CKE Restaurants, Inc., through its subsidiaries, franchisees and licensees, operates 3,284 restaurants, including 1,003 Carl’s Jr. restaurants, 2,134 Hardee’s restaurants, and 100 La Salsa Fresh Mexican Grills in 44 states and in 14 countries.

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